UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adjustments to Executive Officer Salaries

On December 10, 2007, the Human Resources and Compensation Committee of the Board of Directors of Applied Materials, Inc. (“Applied”) approved the following annual base salaries for Applied’s named executive officers, effective December 17, 2007:

Executive Officer	Salary
Michael R. Splinter, President, Chief Executive Officer	$980,000
George S. Davis, Senior Vice President, Chief Financial Officer	$513,000
Franz Janker, Executive Vice President, Sales and Marketing	$594,000
Manfred Kerschbaum, Senior Vice President, General Manager Applied Global Services	$504,400
Mark R. Pinto, Senior Vice President, Chief Technology Officer and General Manager Energy and Environmental Solutions	$550,000
Thomas St. Dennis, Senior Vice President, General Manager Silicon Systems Group	$514,100

The officers shown above include individuals who were listed as named executive officers in Applied’s proxy statement filed with the Securities and Exchange Commission on February 14, 2007, as well as individuals who will be listed as named executive officers in Applied’s proxy statement to be filed in connection with its 2008 annual meeting of stockholders. Each salary shown above represents an increase from the prior level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: December 14, 2007	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary